John Hancock Hedged Equity & Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Hedged Equity & Income Fund (NYSE: HEQ) with important information concerning the distribution declared on September 1, 2017, and payable on September 29, 2017. No action is required on your part.

Distribution Period:	September 2017

Distribution Amount Per Common Share:	$0.3760

The following table sets forth the estimated sources of the current distribution, payable September 29, 2017, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

				% Breakdown
				of the Total
			Total Cumulative	Cumulative
		% Breakdown	Distributions for	Distributions
	Current	of the Current	the Fiscal Year to	for the Fiscal
Source	Distribution ($)	Distribution	Date ($) [1]	Year to Date [1]
Net Investment Income	0.1527	41%	0.4512	40%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-
Term Capital Gains	0.2233	59%	0.6768	60%
Return of Capital or
Other Capital Source	0.0000	0%	0.0000	0%
Total per common share	0.3760	100%	1.1280	100%

Average annual total return (in relation to NAV) for the 5 years ended on August 31, 2017				9.02%

Annualized current distribution rate expressed as a percentage of NAV as of August 31, 2017				8.40%

Cumulative total return (in relation to NAV) for the fiscal year through August 31, 2017				11.04%

Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of August 31, 2017				6.30%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the September 2017 distribution pursuant to the Fund’s managed distribution plan (the “Plan”). Under the Plan, the Fund makes fixed quarterly distributions in the amount of $0.3760 per share, which will continue to be paid quarterly until further notice.

____________________

[1]	The Fund’s current fiscal year began on January 1, 2017, and will end on December 31, 2017.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

John Hancock Hedged Equity & Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Hedged Equity & Income Fund (NYSE: HEQ) with important information concerning the distribution declared on December 1, 2017, and payable on December 29, 2017. No action is required on your part.

Distribution Period:	December 2017

Distribution Amount Per Common Share:	$0.3760

The following table sets forth the estimated sources of the current distribution, payable December 29, 2017, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

				% Breakdown
				of the Total
			Total Cumulative	Cumulative
		% Breakdown	Distributions for	Distributions
	Current	of the Current	the Fiscal Year to	for the Fiscal
Source	Distribution ($)	Distribution	Date ($) [1]	Year to Date [1]
Net Investment Income	0.1050	28%	0.5520	37%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-
Term Capital Gains	0.0071	2%	0.9520	63%
Return of Capital or
Other Capital Source	0.2639	70%	0.0000	0%
Total per common share	0.3760	100%	1.5040	100%

Average annual total return (in relation to NAV) for the 5 years ended on November 30, 2017				9.45%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2017				8.39%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2017				13.60%

Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of November 30, 2017				8.39%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

____________________

[1]	The Fund’s current fiscal year began on January 1, 2017, and will end on December 31, 2017.

The Fund has declared the December 2017 distribution pursuant to the Fund’s managed distribution plan (the “Plan”). Under the Plan, the Fund makes fixed quarterly distributions in the amount of $0.3760 per share, which will continue to be paid quarterly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.